UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

1114 Avenue of the Americas, 39th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2012, iStar Financial Inc., a Maryland corporation (the “Company”), entered into separate underwriting agreements with the several underwriters named therein with respect to the issuance and sale, in concurrent public offerings, of (i) $300 million aggregate principal amount of the Company’s 7.125% Senior Notes due 2018 (the “Senior Notes”); and (ii) $200 million aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2016 (the “Convertible Notes” and together with the Senior Notes, the “Notes”) (such amount includes an option exercised in full by the underwriters to purchase an additional $25 million aggregate principal amount of the Convertible Notes).  Both transactions were completed on November 13, 2012.  The Company intends to use the net proceeds from the issuance and sale of the Notes to redeem the remaining $67 million aggregate principal amount of its 6.5% Senior Notes due 2013 and the remainder of the net proceeds to redeem approximately $405 million aggregate principal amount of its 8.625% Senior Notes due 2013.

The Notes were registered with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-181470) (as the same may be amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement in the underwriting agreements and also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Copies of the underwriting agreements are attached to this Report as Exhibits 1.1 and 1.2 and incorporated herein by reference.  The summary set forth above is qualified in its entirety by reference to Exhibits 1.1 and 1.2.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated November 7, 2012, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several underwriters named therein, relating to the Senior Notes.

1.2

Underwriting Agreement, dated November 7, 2012, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several underwriters named therein, relating to the Convertible Notes.

5.1	Opinion of Clifford Chance US LLP regarding the legality of the Senior Notes.

5.2	Opinion of Clifford Chance US LLP regarding the legality of the Convertible Notes.

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.2	Consent of Clifford Chance US LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: November 13, 2012	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: November 13, 2012	By:	/s/ David DiStaso
David DiStaso
Chief Financial Officer